UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 26, 2016

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

Private Placement Transaction

As previously announced in the Current Report on Form 8-K, filed by TapImmune Inc. (the “Company”) on August 11, 2016 (the “Prior 8-K”), the Company entered into an Agency Agreement, dated July 21, 2016, as amended by the First Amendment, dated July 29, 2016, by and between the Company and Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”) (the “Agency Agreement”), under which Katalyst and GPN agreed to act as the Company’s agents in connection with a private placement of units with accredited investors under Rule 506 of Regulation D (the “Offering”). The units (“Units”) consisted of (i) one share of the Company’s common stock, par value $0.001 per share and (ii) one five-year warrant to purchase one share of Company common stock for $0.50 (the “PIPE Warrants”).

On August 26, 2016, a second closing of the Offering was held and the Company issued and sold an aggregate of 1,772,500 Units at a purchase price per Unit of $0.40 for an aggregate of $709,000, pursuant to Subscription Agreements, in which the Company and investors made customary representations to each other.

Pursuant to the Agency Agreement, the Company paid to Katalyst: (i) an aggregate cash fee for placement agent and financial advisory services equal to 10% of the gross proceeds of the Offering from investors first contacted by Katalyst in connection with the Offering; and (ii) warrants to purchase a number of shares of common stock of the Company equal to 10% of the number of shares sold in the Offering to investors first contacted by Katalyst in connection with the Offering (the “Katalyst Warrants”). The Katalyst Warrants have the same terms as the PIPE Warrants issued in the Offering, except that the exercise price of the Katalyst Warrants is $0.40.

Pursuant to a Registration Rights Agreement entered into in connection with the Offering, promptly, but no later than 120 calendar days after the initial closing of the Offering (August 10, 2016), the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering for resale (a) the common stock issued in the Offering; (b) the shares of common stock issuable upon the exercise of the PIPE Warrants; and (c) the shares of common stock issuable upon the exercise of the warrants issued to Katalyst Securities LLC, which acted as placement agent in the Offering (as described below). The Company is required to use its commercially reasonable efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC.

The foregoing is a summary of the terms of the Agency Agreement, the PIPE Warrants, the Katalyst Warrants, the Subscription Agreement and the Registration Rights Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the Agency Agreement, PIPE Warrants, Katalyst Warrants, Subscription Agreement and Registration Rights Agreement, copies of which were filed as Exhibits to the Prior 8-K and are incorporated herein by reference.

The securities were sold in reliance upon exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder. In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) and Rule 506, the Company relied on the following facts: (i) all of the purchasers in the Offering were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) the Company did not use any form of general solicitation or advertising to offer the Units; and (iii) the investment intent of the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: August 29, 2016	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman and CEO